EXHIBIT 4.2

FORM OF SUBSCRIPTION AGREEMENT

ASHAREX FINE ART FUND, LLC

10990 Wilshire Blvd., Suite 1150

Los Angeles, CA 90024

Attention: Eric Arinsburg, CFO

This Subscription Agreement (“Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber” or “you”) and aShareX Fine Art, LLC, a Delaware series limited liability company (the “Company” or “we” or “us” or “our”). By submitting a Winning Bid at the Auction to purchase a fractionalized interest in the artwork identified on the Annex A attached hereto (the “Artwork”), you agreed, pursuant to your Auction Agreement between you and the Company, to acquire membership interests in the Company equivalent in value to your Winning Bid. The membership interests are represented by Class A shares (the “Shares”) of aShareX Fine Art Series __ (the “Series”), a series established by the Company to acquire the Artwork. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Company’s Offering Circular dated as of the date of its qualification by the SEC, as supplemented from time to time (the “Offering Circular”).

Pursuant to the terms of the Auction Agreement between you and the Company, you made certain representations, covenants and agreements with respect to the offering (the “Offering”) of the Shares as described in the Company’s Offering Circular. By executing this Agreement you reconfirm these same representations, warranties and representations and confirm additional ones specific to your acquisition of the Shares.

1. Subscription and Purchase of Shares.

a. Irrevocable Subscription. Subject to the terms and conditions hereof, Subscriber irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the signature page to this Agreement at a purchase price of $[____] per Share for the total amount set forth on the signature page (the “Purchase Price”). Please note that the Shares subject to purchase have been rounded up or down to the nearest whole Share.

b. Rejection. We have the right to reject or cancel your subscription, in whole or in part, whether or not we consummate the Offering. If we reject or cancel your subscription, we will refund to you amounts paid relating to such portion of the subscription that is rejected or cancelled, without interest. We will deduct third party processing fees, if any, from amounts refunded.

c. Operating Agreement. You confirm you have read the Company’s Limited Liability Company Agreement and the Series Designation for the Series (together, the “Operating Agreement”), and agree that your execution of this Agreement constitutes your consent to, and execution of, the Operating Agreement, and that upon acceptance of this Agreement by the Company, you will become a member of the Company as a holder of Shares in the Series. When this Agreement is countersigned by the Company, the Operating Agreement shall be binding upon you as of the Closing.

d. Investor Platform. The Offering is described in the Offering Circular, that is available through the online website platform https://www.asharex.com (the “Investor Platform”), which is owned and operated by aShareX, Inc. for the benefit of the Company, as well as on the SEC’s EDGAR website at www.sec.gov. Please read this Agreement, the Offering Circular, and the Company’s Offering Statement and the exhibits attached thereto of which the Offering Circular is an integral part (the “Offering Statement” and together with the foregoing documents and Operating Agreement, the “Offering Documents”). While they are subject to change, as described below, we advise you to print and retain a copy of the Offering Documents for your records. By signing electronically below, you agree to the terms of this Agreement and the Operating Agreement and you acknowledge that you have previously read and agree to the Terms of Use of the Investor Platform and the aShareX Privacy Policy. You further agree to transact business with us and to receive communications concerning the Shares, including information regarding the Artwork, filings by the Company with the SEC, and voting and proxy materials, electronically through the Investor Platform.

1

2. Subscription Procedures, Payment and Delivery.

a. Subscription Procedures. The procedures for subscribing to the Offering are set forth in the Investor Platform. Your subscription is irrevocable. We will maintain all such funds for your benefit until the earliest to occur of: (i) the Closing of the Offering, (ii) the rejection of your subscription or (iii) the termination of the Offering by us in our sole discretion. In the event we are required to file a post-qualification amendment to our Offering Statement with respect to the Offering prior to Closing, we will hold your subscription until the amendment is qualified with the SEC.

b. Payment. Contemporaneously with the electronic execution and delivery of this Agreement through the Investor Platform, you will pay the Purchase Price for the Shares in the form of ACH debit transfer, wire transfer, or credit card (any credit card subscriptions shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per Subscriber) into a segregated non-interest-bearing account held by the Escrow Agent until the Closing of the Offering. Credit card investment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

c. Acceptance. This subscription shall be deemed to be accepted only when this Agreement has been signed by the Company and delivered to you electronically. The deposit of the payment of the Purchase Price for clearance will not be deemed an acceptance of this Agreement.

d. Issuance of Shares. We will not issue the Shares to you until the closing and your funds will be retained in a segregated escrow account until the Closing. Upon the release of your Purchase Price to the Company at the Closing, you will receive notice and evidence of the digital book-entry (or other manner of record) of the number of Shares owned by you reflected on the books and records of the Company, which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

3. Representations, Warranties and Agreements of Subscriber.

Consistent with the terms of your Auction Agreement, by executing this Agreement, you represent, warrant and agree as of the date of execution of this Agreement and as of the Closing date of the Offering:

a. Requisite Power and Authority and Related Matters. You have all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement. All action on your part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. If you are a natural person, you are at least 21 years of age (or eighteen (18) years of age in jurisdictions with such applicable age limit on contracting), and competent to enter into a contractual obligation. If an entity, if all equity owners are not Accredited Investors, Subscriber represents that it was not formed for the specific purpose of acquiring the Shares, it is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, it has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing entity for whom the Subscriber is executing this Agreement, and such entity has full right and power to perform pursuant to this Agreement and make an investment in the Shares, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound. Upon execution and delivery, this Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2

b. Investment Representations. You understand that the Shares have not been registered under the Securities Act. You also understand that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon your representations contained in this Agreement and the Auction Agreement. You are purchasing the Shares for your own account. You have received and reviewed the Offering Documents. You and your advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Offering to evaluate the merits and risks of an investment, to make an informed investment decision and to protect your own interests in connection with an investment in the Shares.

c. Illiquidity and Continued Economic Risk. You acknowledge and agree that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. You must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares apart from providing for use of the Trading Platform described in the Offering Circular. You acknowledge that you are able to bear the economic risk of losing your entire investment in the Shares. You also understand that an investment in the Shares involves significant risks and understand all of the Risk Factors described in the Offering Circular relating to your investment.

d. Investor Status. You represent that you are a “qualified purchaser” as defined in Regulation A under the Securities Act (a “Qualified Purchaser”) by confirming either:

•	You are an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and as described in the Offering Circular (an “Accredited Investor”); or

•

The Purchase Price set out in the signature page to this Agreement, together with any other amounts used to purchase other Shares of the Series and other equity interests in any other Series of the Company, does not exceed 10% of the greater of your annual income or net worth (excluding your primary residence and automobiles), in the case of natural persons, or 10% of the greater of your annual revenue or net assets at fiscal year-end (for non-natural persons).

e. Member Information. Within five days after receipt of a request from the Company, you agree to provide such information with respect to your status as a member or potential member of the Company and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited investor status of the Company’s members. You further agree that in the event you transfer any Shares, you will require the transferee of such Shares to agree to provide such information to the Company as a condition of such transfer.

f. Company Information. You have had the opportunity to review the Offering Circular filed with the SEC, including the section titled “Risk Factors.” You have had an opportunity to discuss the Series’ business, management and financial affairs with the officers and management of the Company. You have also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of your investment. You acknowledge that you are making an investment decision based on the information in the Offering Circular, and except as set forth in the Offering Circular and herein, no representations or warranties have been made to you, or to your advisors or representatives, by the Company or others with respect to the business or prospects of the Series or its financial condition.

g. Additional Subscriber Information; Payment Information. You agree to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an Accredited Investor as that term is defined in Section 3(d) above, or otherwise as a Qualified Purchaser as also defined in Section 3(d), or as may be required by the securities administrators or regulators of any state, to confirm that the you meet any applicable minimum financial suitability standards and have satisfied any applicable maximum investment limits. You acknowledge that (i) your responses to questions on the Investor Platform, and (ii) your representations and warranties in the Auction Agreement, in each case are true, complete and accurate in all respects. Payment information provided by you through the Investor Platform is true, accurate and correct and such payment information shall be deemed to be a part of this Agreement as if and to the same extent that such information was set forth herein.

3

h. Investment Company. You understand that none of the Company, the Managing Member or aShareX is an Investment Adviser, and you further understand that none of such entities is registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

i. Valuation; Use of Proceeds. You acknowledge that the price of the Shares (the “Offering Price”) was set by the Company on the basis of dividing (i) the Acquisition Cost for the Artwork, by (ii) the number of shares offered in the Offering at the Closing. The gross proceeds of the Offering will be paid (i) to the Asset Manager in an amount equal to 4% of the Purchase Price for the Artwork as the “Sourcing Fee,” and (ii) to the Auction House in an amount equal to the balance of the gross proceeds to acquire the Artwork and pay sales taxes, if any.

j. Domicile. You maintain your domicile (and you are not a transient or temporary resident) at the address shown on the signature page and provided on the Investor Platform.

k. Power of Attorney. Any power of attorney you grant in favor of the Managing Member (or any officer thereof) has been executed by you in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

l. Underwriter Fees. You acknowledge that no fees or commissions will be payable by the Company to underwriters, finders or investment bankers with respect to the Offering. The Managing Member has engaged Dalmore Group, LLC to act as the broker-dealer in connection with the sale of Shares pursuant to the Offering and that its commissions and fees will be paid by the Managing Member of the Series.

m. Foreign Investors. If you are not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), you hereby represent that you have satisfied yourself as to the full observance of the laws of your jurisdiction in connection with your subscription for the Shares, including (i) the legal requirements within your jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to your purchase, holding, redemption, sale, or transfer of the Shares. Your subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of your jurisdiction.

n. Patriot Act; Anti-Money Laundering; OFAC. You hereby represent and warrant to the Company as follows (you should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations):

•

You represent that (i) no part of the funds used by you to purchase the Shares has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including anti-money laundering laws and regulations, and (ii) no payment to the Company by you and no distribution to you shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control regulations. You acknowledge and agree that, notwithstanding anything to the contrary contained in the Offering Circular or any other agreement, to the extent required by any anti-money laundering law or regulation, the Company may restrict distributions or take any other reasonably necessary or advisable action with respect to the Shares, and you shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith. You further acknowledge that U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, and the lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. You also acknowledge that the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

4

•

To the best of your knowledge, none of: (1) you; (2) any person controlling or controlled by you; (3) if you are a privately-held entity, any person having a beneficial interest in you; or (4) any person for whom you are acting as agent or nominee in connection with this investment, in each case is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. You agree to promptly notify the Company should you become aware of any change in the information set forth in these representations. You understand and acknowledge that, by law, the Company may be obligated to “freeze [your] account,” either by prohibiting additional subscriptions from you, declining to make any distributions to you and/or segregating the assets in the account in compliance with governmental regulations, and any broker may also be required to report such action and to disclose your identity to OFAC. You further acknowledge that the Company may, by written notice to you, suspend your distribution rights if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

•

To the best of your knowledge, none of: (1) you; (2) any person controlling or controlled by you; or (3) if you are a privately-held entity, any person having a beneficial interest in you, is a “senior foreign political figure,” or any “immediate family member” or “close associate” of a senior political figure, as such terms are defined in the footnotes below. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

The foregoing capitalized terms are defined as follows:

(i) A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(ii) “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

(iii) A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

•

If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

•

You acknowledge that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the U.S. Internal Revenue Code and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the “FATCA Provisions”). In furtherance of these efforts, you agree to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the FATCA Provisions. You acknowledge and agree that, notwithstanding anything to the contrary contained in the Offering Circular, any side letter or any other agreement, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to you and such other reasonably necessary or advisable action by the Company with respect to the Shares (including, without limitation, required withdrawal), and you shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith.

5

4. Ownership Limitation and Reporting

You acknowledge and agree that, pursuant to the terms of the Operating Agreement, if you are a Benefit Plan Investor, you, together with other Benefit Plan Investors, cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, 24.9% or more of the Shares in the Series. Furthermore, you acknowledge and agree that if you own, or are deemed to beneficially own, 10% or more of the Shares entitled to vote in the Series, your name, address and holdings will be reported in the Company’s ongoing SEC filings.

5. Survival; Indemnification.

All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to your benefit, and (c) your death or disability. You acknowledge the meaning and legal consequences of the representations, warranties and agreements in Section 3 hereof and that the Company has relied upon such representations, warranties and covenants in determining your qualification and suitability to purchase the Shares.  You hereby agree to indemnify, defend and hold harmless the aShareX, the Company, the Managing Member, the Series and their respective officers, directors, employees, direct and beneficial owners and their successor and assigns, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation or warranty made by you herein or the breach of any representation, warranty or covenant herein made by you. Notwithstanding the foregoing, however, except as set forth in Section 14 hereof with respect to forum selection, no representation, warranty, covenant or acknowledgment made herein by you shall in any manner be deemed to constitute a waiver of any rights granted to you under the Securities Act or state securities laws.

6. Tax Forms.

You have completed an IRS Form W-9 or the appropriate Form W-8, which should have been returned directly to us via the Investor Platform. You certify that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, as submitted to the Company will be true, correct and complete. You shall (i) promptly inform the Company of any change in such information, and (ii) furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us. In addition, you understand that if you invest an amount equal to or exceeding $100,000 or purchase 10% or more of the total Shares offered in the Offering and you are a U.S. citizen, U.S. resident or U.S. entity, you will be required to file IRS Form 926.

7. No Advisory Relationship.

You acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement is an arms-length transaction between you and the Company, (b) neither the Company nor the Series is acting as your agent or fiduciary or assumes any advisory or fiduciary responsibility in your favor in connection with the Shares, and neither the Company nor the Series has provided you with any legal, accounting, regulatory or tax advice with respect to the Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

6

8. Telephone Consumer Protection Act Consent.

You hereby expressly consent to receiving calls and messages, including auto-dialed and pre-recorded message calls, and SMS messages (including text messages) from the Managing Member, the Asset Manager or their respective representatives calling at their request or on their behalf, at any telephone numbers that you have provided to the Company (including any cellular telephone numbers). To unsubscribe from text messages or promotional calls at any time, you may notify the Company to stop receiving text or call messages from the Company, the Managing Member or Asset Manager. You understand that unsubscribing from promotional and/or account-related texts or calls will not prevent the Company from sending you text messages or telephone calls for purposes other than promotion and marketing.

9. Investor and Trading Platform.

You acknowledge that you have read, understand and agree to the terms and conditions, privacy policy and disclaimers on the Investor Platform and Trading Platform.

10. Transfer Restrictions.

You acknowledge and agree that the Shares are subject to restrictions on transfer as described in the Offering Documents. The Shares may only be transferred by operation of law or with the consent of the Company or:

•	to an immediate family member or an affiliate of the owner of the Class A shares,

•	to a trust or other entity for estate or tax planning purposes,

•	as a charitable gift, or

•	on the Trading Platform.

Notwithstanding the foregoing, the Managing Member may withhold consent in its sole discretion, including when the Managing Member determines that such transfer, assignment or pledge would result in (a) the Artwork being deemed “plan assets” for purposes of ERISA, (b) a change of U.S. federal income tax treatment of the Company and the Shares, or (c) the Company or the Series being subject to additional regulatory requirements.

As a condition to recording any sale of Shares on our books and records, the buyer and seller to the transfer will be required to pay (i) a commission to the executing broker-dealer equal to 2% of the gross proceeds of the transaction, payable 1% by each of the buyer and seller, and (ii) a fee to the Asset Manager equal to 3% of the aggregate Offering Price of the transferred Shares, payable 1.5% by each of the buyer and seller. These costs will be charged on a per transaction basis irrespective of the number of Shares transferred. Transfers may also be subject to restrictions imposed under state and international securities laws.  Certificates or other instruments representing the Shares shall bear a digital or physical restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates or instruments):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER PURSUANT TO THE COMPANY’S OPERATING AGREEMENT AND THE SUBSCRIPTION AGREEMENT PURSUANT TO WHICH THESE SECURITIES WERE ORIGINALLY SOLD. ANY PURPORTED TRANSFER IN VIOLATION OF SUCH PROVISIONS SHALL BE VOID, AB INITIO.

11. Arbitration.

a. General. Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 11 (this “Arbitration Provision”). The arbitration shall be conducted in Los Angeles, California. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company and or Series (or persons claiming through or connected with the Company or the Series), on the other hand, relating to or arising out of the Auction Agreement or this Agreement, provided that this provision shall not apply to any Claims arising under Federal securities laws. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

7

b. Initiation of Arbitration. The party initiating arbitration shall do so with the Judicial Arbitration and Mediation Service (“JAMS”). The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of JAMS, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of JAMS and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of JAMS apply.

c. Costs. If arbitration is elected, each party shall bear 50% of the fees and costs of JAMS and the arbitrator and each party shall bear its own attorney’s fees and costs, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein. The award of the arbitrator shall be final and binding on the parties absent manifest error. The prevailing party in the arbitration as determined by the arbitrator shall be entitled to recover its attorney’s fees and costs and the fees and costs paid to JAMS and the arbitrator.

d. Class Action. We agree not to invoke our right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

e. Limitation to Named Parties. Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (e), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (e) shall be determined exclusively by a court and not by the administrator or any arbitrator.

f. FAA. This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

g. Survival. This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; or (iii) the Closing of the Offering. If any portion of this Arbitration Provision other than sub-section (d) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (d) are finally adjudicated pursuant to the last sentence of sub-section (d) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

8

12. Waiver of Court & Jury Rights.

THE COMPANY AND YOU ACKNOWLEDGE THAT EACH HAS A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THE ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE SHARES OR ANY OTHER AGREEMENTS RELATED THERETO. THIS WAIVER OF THE RIGHT TO A JURY TRIAL DOES NOT APPLY TO ANY CLAIMS MADE UNDER THE FEDERAL SECURITIES LAWS.

13. Damage Limitation.

IN NO EVENT SHALL THE COMPANY BE LIABLE TO YOU FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

14. Choice of Forum for Securities Act Disputes.

You acknowledge that the Operating Agreement contains a provision that requires any complaint asserting a cause of action under the Securities Act to be litigated in the federal district courts of the United States of America.

15. Miscellaneous.

a. Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

b. Notification of Changes. You agree and covenant to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

c. Assignability. This Agreement is not assignable by you, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

d. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

e. Obligations Irrevocable. Your obligations hereunder shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

f. Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

g. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

h. Hardware and Software Requirements. In order to access and retain documents electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software. You will also need a printer if you wish to print electronic documents on paper, and electronic storage if you wish to download and save documents to your computer.

9

i. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to the conflicts of laws principles thereof. To the extent of any disagreement or matter relating to this Agreement, including, without limitation, the enforceability of the arbitration provisions of this Agreement or the enforcement of any arbitration award, such disagreement or matter shall be exclusively submitted to the federal or state courts located in Los Angeles, California.

j. Notices. All notices and communications to be given or otherwise made to you shall be deemed to be sufficient if sent by electronic mail to such address as set forth for you in the records of the Company and or the Series (or that you submitted to us via the Investor Platform). You shall send all notices or other communications required to be given hereunder to the Company, the Series or Managing Member through the Investor Platform and via email at the address set forth in the Investor Platform, and if a legal notice, sent by overnight courier to: aShareX Fine Art, LLC, 10990 Wilshire Blvd., Suite 1150, Los Angeles, California 90024 Attention: Chief Financial Officer. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail or overnight courier has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of California are legally closed for business. You agree to keep your email address current with us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us on the Investor Platform.

k. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

l. Digital Signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2002 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Investor Platform and hosting provider, including backups. You and the Company each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. By signing electronically below, you agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement you consent to be legally bound by this Subscription Agreement. Alternatively, you may opt-out of this provision by printing a copy of this Agreement, signing it manually and returning it to the Company and, if your subscription is accepted, the Company will manually countersign it and return a countersigned copy to you via email.

m. Consent to Electronic Delivery of Tax Documents. Please read this disclosure about how we will provide certain documents that we are required by the Internal Revenue Service (the “IRS”) to send to you (“Tax Documents”) in connection with your Shares. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099 and/or Form K-1. Occasionally, we may be required to send you corrected Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form. By executing this Agreement on the Investor Platform, you are consenting in the affirmative that we may send Tax Documents to you electronically, and acknowledging that you are able to access Tax Documents from the site which are made available under “My Account.” If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the Company pursuant to the notice provisions set forth above. If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided.

10

n. Electronic Delivery of Information. Subscriber and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Agreement, the Operating Agreement and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

ASHAREX FINE ART, LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, Subscriber or its duly authorized representative has read and understands the foregoing terms and has electronically executed and delivered this Subscription Agreement by clicking “I Agree” above and acknowledges that all of the information below is true and correct.

Number of Class A Shares and Purchase Price:

(See *NOTE* below)

*NOTE* The Purchase Price is in U.S. dollars. The number of Class A Shares subscribed will be included on the Company’s countersigned signature page when the subscription has been finally accepted at the Closing.

SIGNATURE:

[By clicking “I Agree” I, the Subscriber, has executed this Agreement intending to be legally bound]

(Signature of Subscriber or authorized officer)

ASHAREX FINE ART, LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

(This countersigned Signature Page will be returned to Subscriber when and if a subscription has been accepted immediately prior to the Closing)

ACCEPTED AND AGREED TO:

ASHAREX FINE ART, LLC

By:
Name:
Title: Chief Executive Officer
aShareX Fine Art, LLC 10990 Wilshire Blvd. Suite 1150 Los Angeles, California 90024

11

ANNEX A

[Description of Artwork and identity of Series]

12